   As filed with the Securities and Exchange Commission on March 18, 1998
                                                          File No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                         HOMESTEAD VILLAGE INCORPORATED
             (Exact name of registrant as specified in its charter)

                MARYLAND                                74-2770966
      (State or other jurisdiction         (I.R.S. Employer Identification No.)
    of incorporation or organization)

         2100 RiverEdge Parkway                            30328
            ATLANTA, GEORGIA                            (Zip Code)
(Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (770) 303-2200

                         HOMESTEAD VILLAGE INCORPORATED
                              401(K) SAVINGS PLAN
                            (Full title of the plan)

                                Jeffrey A. Klopf
                                   Secretary
                             2100 RiverEdge Parkway
                            Atlanta, Georgia   30328
                                 (770) 303-2200
                              (Agent for Service)

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                   Proposed            Proposed
                                                   Maximum             Maximum
 Title of Securities to be    Amount to be      Offering Price        Aggregate           Amount of
       Registered              Registered         Per Share*        Offering Price*     Registration Fee
=========================================================================================================
Common Stock, $.01 par
value                         130,000 Shares      $13.625            $1,771,250.00          $522.52
=========================================================================================================

* Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the American Stock Exchange on March 12, 1998.

==============================================================================

                                    Part II


                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference.

     The following documents, which have heretofore been filed by Homestead Village Incorporated (the "Company" or "Registrant") with the Securities and Exchange Commission (File No. 1-12269) are incorporated by reference herein and shall be deemed to be a part hereof:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (c) Current Reports on Form 8-K filed December 12, 1997, as amended and January 8, 1998; and

     (d) The description of Common Stock, $.01 par value per share, included in the Company's Registration Statement on Form 8-A filed with the Commission on October 7, 1996;

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered hereunder will be passed upon for the Company by the law firm of Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has represented and is currently representing the Company and certain of its affiliates.

Item 6.  Indemnification of Directors and Officers.

     Article Seventh of the Registrant's Charter provides as follows with respect to indemnification of its directors and officers:

          "The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability which such person may incur by reason of his or her status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of its Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

     Article Eleventh of the Registrant's Charter provides as follows with respect to limitation of liability of its directors and officers:

          "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article ELEVENTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

     Article XII of the Registrant's Bylaws provides as follows with respect to indemnification of its directors and officers:

          "To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

          "Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

     In addition, the Registrant has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he was or is serving as an officer or Director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Index to Exhibits.

Item 9.  Undertakings.

A.   Rule 415 Offering.
     -----------------

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filings Incorporating Subsequent Exchange Act Documents by Reference.
     --------------------------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Indemnification of Directors and Officers.
     -----------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Homestead Village Incorporated hereby constitutes and appoints David
C. Dressler, Jr., Michael D. Cryan, Robert C. Aldworth, Robert E. Clark, Jeffrey
A. Klopf and Ariel Amir, and each of them, its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, (unless revoked in writing), to sign any and all amendments to this registration statement (including post-effective amendments thereto, and other documents in connection therewith), to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file each such registration statement or amendment, with all exhibits thereto, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully and to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 17th day of March, 1998.

                                      HOMESTEAD VILLAGE INCORPORATED


                                      By /s/ Michael D. Cryan
                                         --------------------
                                         Michael D. Cryan
                                         Co-Chairman and Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                       Title                       Date
         ---------                       -----                       ----
/s/ Michael D. Cryan          Co-Chairman, Chief Operating      March 17, 1998
----------------------------  Officer and Director
      Michael D. Cryan

/s/ David C. Dressler, Jr.    Co-Chairman, President, Chief     March 17, 1998
----------------------------  Investment Officer and Director
   David C. Dressler, Jr.

/s/ Robert C. Aldworth        Senior Vice President and Chief   March 17, 1998
----------------------------  Financial Officer (Principal
     Robert C. Aldworth       Financial Officer)

/s/ Robert E. Clark           Vice President and Controller     March 17, 1998
----------------------------  (Principal Accounting Officer)
      Robert E. Clark

                              Director
----------------------------
     John P. Frazee, Jr.

/s/ Manuel A. Garcia III      Director                          March 17, 1998
----------------------------
    Manuel A. Garcia III

/s/ John C. Schweitzer        Director                          March 17, 1998
----------------------------
     John C. Schweitzer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                     DOCUMENT DESCRIPTION
------                     --------------------
 4.1      Restated Homestead charter (incorporated by reference to Exhibit 3.1 to Homestead's Form S-4 Registration Statement (File No. 333-4455, the
          "Homestead S-4")).

 4.2      Amended and Restated Bylaws of Homestead (incorporated by reference to
          Exhibit 3.2 to the Homestead S-4).

 4.3      Rights Agreement, dated as of May 16, 1996, between Homestead and The
          First National Bank of Boston, as Rights Agent, including form of rights certificate (incorporated by reference to Exhibit 4.2 to the Homestead S-4).

 4.4      Amended and Restated Promissory Note by PTR Homestead Village
          Incorporated in favor of Security Capital Pacific Trust ("PTR")
          (incorporated by reference to Exhibit 4.3 to the Homestead Form 10-Q).

 4.5      Amended and Restated Promissory Note by PTR Homestead Village Limited
          Partnership in favor or PTR (incorporated by reference to Exhibit 4.4 to the Homestead Form 10-Q).

 4.6      Additional Corporate Promissory Note by Atlantic Homestead Village
          Incorporated in favor of Security Capital Atlantic Incorporated
          ("ATLANTIC") (incorporated by reference to Exhibit 4.5 to the Homestead Form 10-Q).

 4.7      Consolidated Amended and Restated Promissory Note by Atlantic
          Homestead Village Limited Partnership in favor of ATLANTIC
          (incorporated by reference to Exhibit 4.6 to the Homestead Form 10-Q).

 4.8      Amended and Restated Promissory Note by Atlantic Homestead Village
          Limited Partnership in favor of ATLANTIC (incorporated by reference to Exhibit 4.7 to the Homestead Form 10-Q).

 4.9      Form of stock certificate for shares of common stock of Homestead
          (incorporated by reference to Exhibit 4.8 to the Homestead Form S-4).

 4.10     Homestead Village Incorporated 401(k) Savings Plan

  5       Opinion of Mayer, Brown & Platt as to the validity of the Common
          Stock being registered.

 15.1 Letter of Ernst & Young LLP regarding unaudited interim financial information.

 23.1     Consent of Mayer, Brown & Platt (included in the opinion filed as
          Exhibit 5 to this Registration Statement).

 23.2     Consent of Ernst & Young LLP.

 23.3     Consent of KPMG Peat Marwick LLP.

 24       Power of Attorney pursuant to which amendments to this Registration
          Statement may be filed (included on page II-5 of this Registration
          Statement).